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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities (Amendment No.              )
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
UBIQUITEL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 23, 2003

Dear Shareholder:

        You are cordially invited to attend the 2003 annual meeting of shareholders of UbiquiTel Inc., which we will hold on Friday, May 16, 2003, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania.

        At the annual meeting, we will ask you to vote on the following matters:

  1.
  To elect three Class III directors, each for a three-year term ending in 2006;

  2.
  To approve the issuance of shares of our common stock that are issuable upon the exercise of warrants at an exercise price of $0.01 per share that were and may be acquired by three of our directors or their affiliates in a series of related private placements;

  3.
  To grant our board of directors the sole discretion until the first anniversary of this annual meeting to amend our certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, at a ratio ranging from one-to-two up to one-to-ten to be determined at the sole discretion of our board of directors; and

  4.
  To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

        The UbiquiTel board of directors recommends that you vote for the nominees for director and for the approval of the other proposals described above.

        Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return your proxy.

Sincerely,

Donald A. Harris Chairman, President and Chief Executive Officer

        This proxy statement is dated April 23, 2003 and is first being mailed to UbiquiTel shareholders on or about April 23, 2003.

UBIQUITEL INC.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2003

To the shareholders of UbiquiTel Inc.:

        We will hold the 2003 annual meeting of shareholders of UbiquiTel Inc. on Friday, May 16, 2003, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania, for the following purposes:

  1.
  To elect three Class III directors, each for a three-year term ending in 2006;

  2.
  To approve the issuance of shares of our common stock that are issuable upon the exercise of warrants at an exercise price of $0.01 per share that were and may be acquired by three of our directors or their affiliates (which we refer to as the "director warrants") in a series of related private placements;

  3.
  To grant our board of directors the sole discretion until the first anniversary of this annual meeting to amend our certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, at a ratio ranging from one-to-two up to one-to-ten to be determined at the sole discretion of our board of directors; and

  4.
  To act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

        These items of business are described in detail in the accompanying proxy statement. Only holders of record of shares of UbiquiTel common stock at the close of business on April 4, 2003, the record date of the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

        A list of shareholders entitled to vote at the annual meeting will be available for examination by UbiquiTel shareholders, for any purpose germane to the meeting, during ordinary business hours beginning 10 days prior to the date of the annual meeting, at UbiquiTel's executive offices at One West Elm Street, Suite 400, Conshohocken, Pennsylvania.

        Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held at a brokerage firm or bank, you must provide them with instructions on how to vote your shares.

By Order of the Board of Directors,

Patricia E. Knese Secretary
Conshohocken, Pennsylvania April 23, 2003

UBIQUITEL INC. One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428

PROXY STATEMENT

        This proxy statement contains information related to our 2003 annual meeting of shareholders to be held on Friday, May 16, 2003, at 9:00 a.m., local time, at our corporate offices at One West Elm Street, Conshohocken, Pennsylvania and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being mailed to shareholders is April 23, 2003. We are furnishing this proxy statement to shareholders of UbiquiTel as part of the solicitation of proxies by UbiquiTel's board of directors for use at the annual meeting. You should review this information in conjunction with our 2002 annual report to shareholders which accompanies this proxy statement.

TABLE OF CONTENTS

About the Meeting	2
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	5
Proposal 1: Election of Class III Directors	8
Our Board of Directors	9
Executive Compensation	12
Equity Compensation Plan Information	23
Performance Graph	24
Certain Transactions	25
Proposal 2: Issuance of Shares of Common Stock Issuable Upon Exercise of the Director Warrants	26
Proposal 3: Authorization to Effect a Reverse Stock Split	28
Relationship With Independent Auditors	34
Fees Paid To Our Independent Auditors	34
Miscellaneous	35
Shareholder Proposals	36
Other Matters	36

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, we are asking shareholders:

  •
  to elect three Class III directors, each for a three-year term ending in 2006;

  •
  to approve the issuance of shares of our common stock that are issuable upon the exercise of the director warrants;

  •
  to grant our board of directors the sole discretion until the first anniversary of this annual meeting to amend our certificate of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, at a ratio ranging from one-to-two up to one-to-ten to be determined at the sole discretion of our board of directors; and

  •
  to act on any other matters that properly come before the meeting or any adjournment or postponement of the meeting.

Who is entitled to notice of, and to vote at the meeting?

        You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of UbiquiTel common stock as of the close of business (5:00 p.m., EST) on the record date, April 4, 2003. On the record date, 81,590,534 shares of our common stock were issued and outstanding and held by approximately 149 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

        A broker who holds shares in nominee or "street name" for a customer who is the beneficial owner of those shares may be prohibited from giving a proxy to vote those shares on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal. Accordingly, if a broker receives voting instructions from a customer with respect to one or more, but not all, of the proposals to be voted on at the annual meeting, the shares beneficially owned by such customer will not constitute "votes cast" or shares "entitled to vote" with respect to any proposal for which the customer has not provided voting instructions to the broker. These so-called "broker non-votes" will be counted as present at the annual meeting for purposes of determining whether a quorum exists.

How do I vote?

        If you complete and properly sign the accompanying proxy card, and return it to us in the enclosed return envelope as soon as possible, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name"

shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

        All shares of our common stock represented by properly executed proxies received before or at the annual meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy card will be voted "FOR" the nominees for Class III directors, "FOR" the proposal to approve the issuance of the shares of our common stock issuable upon exercise of the director warrants, and "FOR" the proposal granting authorization to effect a reverse stock split. You are urged to mark the box on your proxy to indicate how to vote your shares.

Can I vote by telephone or electronically?

        If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

        The deadline for voting by telephone or electronically is 11:59 p.m., EST, on May 15, 2003.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. In such event, the later submitted vote will be recorded and the earlier vote revoked. The powers of the proxy holders will be suspended if you are a holder of record and attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

        If your shares are held in "street name," you should contact the institution that holds your shares to change your vote.

What are the board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board recommends a vote:

  •
  "FOR" the election of the three nominees for Class III directors. See "Proposal 1: Election of Class III Directors," page 7;

  •
  "FOR" the approval of the issuance of the shares of our common stock issuable upon exercise of the director warrants. See "Proposal 2: Issuance of Shares of Common Stock Issuable Upon Exercise of the Director Warrants," page 25; and

  •
  "FOR" the grant of authorization to effect a reverse stock split. See "Proposal 3: Authorization to Effect a Reverse Stock Split," page 27.

        We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting. No proxy that is voted against all of the proposals will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

What vote is required to approve each proposal?

        Proposal 1: Election of Class III Directors.    The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of the Class III directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

        Proposal 2: Issuance of Shares of Common Stock Issuable Upon Exercise of the Director Warrants.    The affirmative vote of the holders of a majority of all shares casting votes, either in person or by proxy, at the annual meeting is required to approve the issuance of the shares of our common stock issuable upon exercise of the director warrants. This approval is required for purposes of compliance with Rule 4350(i)(1)(A) of the Nasdaq Marketplace Rules. Abstentions and "broker non-votes" will have the same effect as a vote against this proposal.

        Proposal 3: Authorization to Effect a Reverse Stock Split.    The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote, either in person or by proxy, at the annual meeting is required to grant authorization to effect a reverse stock split. This authorization is required under Section 242 of the Delaware General Corporation Law. Abstentions and "broker non-votes" will have the same effect as a vote against this proposal.

        Other Items.    In the event other items are properly brought before the annual meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval. A properly executed proxy marked "abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 15,827,000 shares of our common stock, which represented approximately 19% of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates' shares in favor of the proposals.

What are the effects of "broker non-votes"?

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to Proposals 2 and 3. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those proposals and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy and soliciting proxies?

        We will pay the cost of preparing, assembling and mailing the proxy statement and the accompanying notice of annual meeting, proxy card and annual report to shareholders. In addition to the use of mail, our directors, officers and employees and those of our subsidiaries may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

Can I see a list of shareholders entitled to vote?

        Any shareholder of record as of the record date may examine a complete list of shareholders entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. Such a list will be available in these circumstances, during ordinary business hours, at our executive offices located at One West Elm Street, Suite 400, Conshohocken, Pennsylvania for a period of ten days prior to the annual meeting and at the meeting itself.

What should I have received to enable me to vote?

        Your package from us should contain this proxy statement, the accompanying notice of annual meeting, a proxy card, and our 2002 annual report to shareholders. This package is being mailed on or about April 23, 2003.

How can I obtain additional copies?

        If you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

UbiquiTel Inc. One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428 Attention: Investor Relations Telephone: (610) 832-3300	or	American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Telephone: (212) 936-5100

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth information regarding the beneficial ownership of UbiquiTel's common stock as of April 4, 2003, by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and nominees for directors;

  •
  each of our named executive officers; and

  •
  all of our directors, director nominees and named executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of UbiquiTel's common stock that are subject to stock options and warrants that are presently exercisable or exercisable within 60 days of April 4, 2003 are deemed to be outstanding and beneficially owned by the person holding the stock options or warrants for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

        Unless indicated otherwise below, the address of our directors and executive officers is c/o UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428. Except as

indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Ownership
Donald A. Harris(1)(15)(16)	6,601,802	7.8
The Ponderosa Telephone Co.(2)	6,250,756	7.7
Bruce E. Toll(3) BRU Holding Co., LLC	4,395,350	5.4
Credit Suisse First Boston(4)	4,361,372	5.3
Robert A. Berlacher(5)(15) Lancaster Investment Partners, L.P.	2,716,050	3.3
Joseph N. Walter(6)(15) The Walter Group, Inc.	2,546,904	3.1
Eve M. Trkla(7)	1,395,357	1.7
Peter Lucas(8) CBT Wireless Investments, L.L.C.	645,324	*
Dean E. Russell(9)(16)	544,000	*
James J. Volk(10)(16)	170,500	*
Matthew J. Boos(11)	166,110	*
Andrew W. Buffmire(12)(16)	84,750	*
Patricia E. Knese(13)(16)	71,500	*
James E. Blake(14)	28,334	*
All directors, director nominees and executive officers as a group (12 persons)	19,365,981	22.8

*
Less than 1%.

(1)
Includes 2,540,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. Also includes 240,000 shares held by the Harris Family Trust, 21,000 shares held in equal amounts by individual custodial trusts for Mr. Harris' three minor children and 1,000 shares held in an individual retirement account of Mr. Harris' spouse, as to which shares Mr. Harris, a director of UbiquiTel, disclaims beneficial ownership.

(2)
The address of The Ponderosa Telephone Co. is 47034 Road 201, P.O. Box 21, O'Neals, California 93645. Matthew J. Boos, a director of UbiquiTel, is the general manager of The Ponderosa Telephone Co.

(3)
Includes 15,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. Also includes 4,380,350 shares held by BRU Holding Co., LLC. Mr. Toll, a director of UbiquiTel, is the sole member of BRU Holding Co., LLC. Does not include 2,838,039 shares issuable upon the exercise of warrants, none of which are presently exercisable. The exercise of such warrants at an exercise price of $0.01 per share is conditioned upon obtaining shareholder approval for the issuance of the underlying shares. We are seeking such shareholder approval at the annual meeting under "Proposal 2: Issuance of Shares of Common Stock Issuable Upon Exercise of the Director Warrants." The address of Mr. Toll and BRU Holding Co., LLC is 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.

(4)
Information presented is based on a Schedule 13G/A dated February 14, 2003 by Credit Suisse First Boston, on behalf of the investment banking business of the Credit Suisse First Boston business unit. The Schedule 13G/A indicates that Credit Suisse First Boston beneficially owns and has shared voting and dispositive power over the shares of UbiquiTel common stock. The address of Credit Suisse First Boston is Uetlibergstrasse 231, P.O. Box 900, CH-8070 Zurich, Switzerland.

(5)
Includes 15,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. Also includes 2,001,000 shares held by Lancaster Investment Partners, L.P. Mr. Berlacher, a director of UbiquiTel, is President of LIP Advisors, Inc., the general partner of Lancaster Investor Partners, L.P. The address of Mr. Berlacher and Lancaster Investment Partners, L.P. is 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406.

(6)
Includes 15,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. Also includes 2,531,904 shares held by The Walter Group, Inc. Mr. Walter, a director of UbiquiTel, is a principal of The Walter Group, Inc. and may be deemed to be the beneficial owner of the shares held by The Walter Group, Inc. Mr. Walter disclaims beneficial ownership of such shares. Does not include 236,503 shares issuable upon the exercise of warrants, none of which are presently exercisable. The exercise of such warrants at an exercise price of $0.01 per share is conditioned upon obtaining shareholder approval for the issuance of the underlying shares. We are seeking such shareholder approval at the annual meeting under "Proposal 2: Issuance of Shares of Common Stock Issuable Upon Exercise of the Director Warrants." The address of Mr. Walter and The Walter Group, Inc. is 516 36th Avenue East, Seattle, Washington 98112.

(7)
Includes 15,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. Also includes 1,380,357 shares held by the spouse of Ms. Trkla, as to which shares Ms. Trkla disclaims beneficial ownership. The address of Ms. Trkla, a director of UbiquiTel, is 55 Tozer Road, Beverly, Massachusetts 01915.

(8)
Includes 15,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. Also includes 630,324 shares held by CBT Wireless Investments, L.L.C. Mr. Lucas, a director of UbiquiTel, serves as the general manager of CBT Wireless Investment, L.L.C. and has investment power over the shares, as to which shares Mr. Lucas disclaims beneficial ownership. Does not include 500,000 shares issuable upon the exercise of warrants, none of which are presently exercisable. The exercise of such warrants at an exercise price of $0.01 is conditioned upon obtaining shareholder approval for the issuance of the underlying shares. We are seeking such shareholder approval at the annual meeting under "Proposal 2: Issuance of Shares of Common Stock Issuable Upon Exercise of the Director Warrants." The address of Mr. Lucas and CBT Wireless Investments, L.L.C. is 1733 H Street, #330-141, Blaine, Washington 98230.

(9)
Includes 500,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. Also includes 35,000 shares held by the spouse of Mr. Russell, as to which shares Mr. Russell disclaims beneficial ownership.

(10)
Includes 75,000 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003.

(11)
Includes 14,167 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. The address of Mr. Boos, a director of UbiquiTel, is 47034 Road 201, P.O. Box 21, O'Neals, California 93645.

(12)
Includes 56,250 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003.

(13)
Includes 62,500 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003.

(14)
Includes 28,334 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of April 4, 2003. The address of Mr. Blake, a director of UbiquiTel, is 65 Baynard Park Road, Hilton Head Island, South Carolina 29928.

(15)
The named person is a Class III director nominee.

(16)
The named person is an executive officer of UbiquiTel.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

        We have a staggered board of directors currently fixed at nine members. Our board of directors is divided into three classes of directors, with three directors each in Class I, Class II and Class III, with one class elected each year at our annual meeting of shareholders for a three-year term. There has been a vacancy for a Class II director since April 2002, which our board of directors may seek to fill prior to the expiration of the three-year term in 2005.

        The Class III directors' terms expire at the annual meeting. The board of directors has nominated each of Donald A. Harris, Robert A. Berlacher and Joseph N. Walter to stand for re-election as a Class III director, each for a three-year term expiring in 2006.

        We expect each nominee for election as a Class III director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless UbiquiTel's board chooses to reduce the number of Class III directors serving on the board.

        UbiquiTel's board of directors recommends shareholders vote "FOR" the election of the three nominees as Class III directors.

        The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of our common stock entitled to vote at the annual meeting is required for the election of these nominees as Class III directors.

Nominees for Election as Directors

        The following information is given with respect to the nominees for election as Class III directors at the annual meeting, as of April 4, 2003.

        Donald A. Harris, 50, has served as our President and Chief Executive Officer and as a director since our inception and was appointed Chairman of the Board in May 2000. Mr. Harris has more than 18 years of experience in the telecommunications industry, and is the former president of Comcast Cellular Communications, Inc., and a former senior vice president of Comcast Corporation. He also participated in Comcast's efforts on the board of Nextel. Mr. Harris managed the build-out of and had operating responsibility for Comcast's cellular operations in Pennsylvania, New Jersey and Delaware with over 8 million residents. Mr. Harris also was responsible for Comcast's PCS experimental trials. Prior to joining Comcast in February 1992, Mr. Harris was Vice President/General Manager of PacTel Cellular's Los Angeles office, the then largest traditional cellular operation in the United States. He also held several senior management positions with PacTel, including Vice President of Corporate Development, and President and Chief Executive Officer of the San Francisco Cellular Partnership. Mr. Harris began his career in the cellular communications industry as a consultant with McKinsey & Company. Mr. Harris is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from Columbia University.

        Robert A. Berlacher, 48, has been a director since our inception. Mr. Berlacher is President of LIP Advisors, Inc., the General Partner of Lancaster Investment Partners, L.P., a technology, telecommunications and healthcare investment partnership based in King of Prussia, Pennsylvania. Mr. Berlacher also is a co-founder and director of EGE Holdings, Ltd., a holding company with ownership interests in investment banking, money management and venture capital. While co-founding EGE Holdings, Ltd., Mr. Berlacher also was a Managing Director of Boenning & Scattergood, Inc. from January 1997 to September 1999, and was a Managing Director and shareholder of Pacific Growth Equities, Inc. from March 1995 to January 1997. Mr. Berlacher received a Bachelor of Science degree in Business Administration-Finance from Cornell University.

        Joseph N. Walter, 50, has been a director since our inception. Mr. Walter founded The Walter Group, Inc., an international consulting and project management firm specializing in telecommunications companies, in 1988 and currently serves as its Chairman and Chief Executive Officer. In January 2000, The Walter Group sold its consulting and project management group to Wireless Facilities, Inc. The Walter Group continues to maintain investments in a variety of telecommunications-based companies. Prior to establishing The Walter Group, Mr. Walter served as Senior Vice President for McCaw Cellular Communications, Inc. and was responsible for the corporate headquarters group of the company. During his tenure at McCaw Cellular, Mr. Walter also was responsible for establishing McCaw Space Technologies, Inc. and McCaw Government Services, Inc. He served with McCaw Cellular from 1983 to 1988. Mr. Walter holds undergraduate degrees in biological science and social ecology from the University of California, Irvine and a Master of Business Administration degree from the University of Washington.

OUR BOARD OF DIRECTORS

Directors Continuing in Office

        The following information is provided with respect to the directors who are not nominees for election as directors at the annual meeting, as of April 15, 2003.

Name	Age	Class	Term Expiring
James E. Blake	75	I	2004
Matthew J. Boos	47	II	2005
Peter Lucas	48	I	2004
Eve M. Trkla	40	II	2005
Bruce E. Toll	59	I	2004

        James E. Blake has been a director since September 2000. Mr. Blake is a consultant to domestic and international telecommunications partnerships, engineering and electronic mass communication companies. In his role, he utilizes his unique experience in PCN in the United Kingdom, and cellular in the United States to assist companies in organizational development, financing and strategic planning. Mr. Blake served as Chairman of the Board of Coral Systems, Incorporated, Longmont, Colorado, from 1991 to 1995, which developed, marketed and supported integrated products and services to improve wireless telecommunications carriers' acquisition and retention processes. While at Coral Systems, Incorporated, he counseled management on strategies for financing and marketing, and facilitated establishment of domestic and foreign distribution channels. Prior to that, he was Chief Executive Officer of MicroTel from January 1990 to February 1991, President of Cellular One from December 1983 to December 1989 and President of Pyle-National from 1976 to 1983. Mr. Blake is a cum laude graduate in Business Administration from Syracuse University.

        Matthew J. Boos has been a director since August 2001 and became a member of the board pursuant to the VIA Wireless LLC acquisition. Prior to the closing of UbiquiTel's acquisition of VIA Wireless in August 2001, Mr. Boos served as secretary-treasurer of VIA Wireless and as a member of its members committee. During the past eleven years, Mr. Boos has been the general manager of The Ponderosa Telephone Co., a full service communications provider located in O'Neals, California, and its subsidiary companies, Ponderosa Cablevision, Ponderosa Internet and Ponderosa Long Distance, where he is responsible for all of the day to day operations of The Ponderosa Telephone Co. He is a board member of two of The Ponderosa Telephone Co.'s affiliated companies, local wireline exchange companies Table Top Telephone Company, Inc. and Tularosa Basin Telephone Company, Inc. He also serves as an outside director for three local exchange companies headquartered in Oregon. Mr. Boos joined The Ponderosa Telephone Co. as its financial director in 1989 and was promoted to his current position in 1992. Prior to his positions with The Ponderosa Telephone Co., Mr. Boos was a senior consultant with GVNW Inc./Management in Oregon, a national provider of consulting services to telecommunications companies. Prior to joining GVNW, he held several management positions with Continental Telephone in Bakersfield, California. Mr. Boos also has been actively involved in the telecommunications industry at the state and national level, recently completing nine years on the board of directors of the California Telephone Association, the state trade organization for all local exchange companies in California, and presently serving on the board of directors of the United States Telecom Association, the leading national broad-based association for the local exchange carrier industry. Mr. Boos received his Bachelor of Science degree in Business Administration from California State University, Fresno.

        Peter Lucas has been a director since our inception and also served as our Interim Chief Financial Officer from inception until July 2001, except for a two-month period during late 2000. Mr. Lucas is the General Manager of CBT Wireless Investments, L.L.C., an investment fund that makes debt and equity investments in private and public entities. Mr. Lucas served as Chief Financial Officer of WesTower Corporation, a public provider of telecommunications sites and wireless network services, from April 1997 to September 1999. Mr. Lucas also served as Chief Financial Officer of Cotton Valley Resources Corporation, a Dallas-based public oil and gas company, from August 1995 to April 1997. Mr. Lucas received a Bachelor of Commerce degree from the University of Alberta.

        Eve M. Trkla has been a director since our inception. Ms. Trkla is the co-founder, Senior Managing Director and Chief Financial Officer of Brookwood Financial Partners, L.P. and its affiliated companies, Brookwood Securities Partners, L.P., Brookwood Management Partners, L.P. and Brookwood Capital Partners, L.P. Ms. Trkla oversees the financial administration of Brookwood and its affiliates and the origination, evaluation, structuring and acquisition of real estate and private company investments. Brookwood is a Boston-based private investment and merchant-banking firm which specializes in acquiring and managing real estate and in providing equity and bridge financing to private companies. Since its founding in 1993, Brookwood and its affiliated entities have acquired real estate and corporate assets with a realized and current value in excess of $400 million. Prior to co-founding Brookwood, Ms. Trkla was the senior credit officer at The First National Bank of Ipswich, where she created and managed the credit administration function for this $130 million community bank. Ms. Trkla spent the first eight years of her career at the First National Bank of Boston as a lender specializing in large corporate acquisition finance. Ms. Trkla currently serves as a director and chairman of the audit committee of New World Restaurant Group, Inc. (OTC: NWCI.PK), a leading company in the quick casual sandwich industry. Ms. Trkla is a cum laude graduate of Princeton University.

        Bruce E. Toll has been a director since September 2000. Mr. Toll is a founder and Vice-Chairman of Toll Brothers, Inc. (NYSE: TOL). Mr. Toll co-founded Toll Brothers, Inc. in 1967, which today is the leading builder of luxury homes in the United States. Mr. Toll is a principal of BET Associates, L.P. Mr. Toll holds a Bachelor of Arts degree from the University of Miami and attended the graduate school of business at the University of Miami.

Compensation of Directors

        Each of our independent directors who is not an employee of UbiquiTel or its subsidiaries receives an annual fee of $12,000 for serving on our board, plus a $1,000 fee for each regularly scheduled or special meeting he or she attends, and a $1,000 fee for each committee meeting he or she attends. In addition, independent directors receive upon joining our board an option to purchase 20,000 shares of UbiquiTel's common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in equal installments over three years. Each independent director continuing in office receives annually on the date of the annual shareholders' meeting an option to purchase 7,500 shares of UbiquiTel's common stock at an exercise price equal to the fair market value of the stock on the date of grant vesting in its entirety on the date of grant.

Meetings and Committees of the Board

        The board of directors met five times during 2002. Our directors attended more than 75% of the total number of meetings of the board and committees on which they served in 2002, except for Mr. Toll, who attended 61% of the total number of meetings of the board and the audit committee. The board of directors has an audit committee and a compensation committee and from time to time establishes special committees to address specific board matters.

        Audit Committee.    During 2002, Messrs. Boos and Toll and Ms. Trkla served as the members of the audit committee, and Ms. Trkla served as the chair. The members of the audit committee are independent as defined by listing standards of the Nasdaq Stock Market. The audit committee is responsible for engaging our independent auditors, reviewing with the independent auditors the scope and results of the audits, our internal accounting controls and audit practices and approving any professional services furnished by the independent auditors. During 2002, the audit committee met eight times.

        Compensation Committee.    During 2002, Messrs. Berlacher, Blake, Lucas and Walter served as the members of the compensation committee, and Mr. Blake served as the chair. The compensation committee is responsible for reviewing and approving all compensation arrangements for our executive officers, and is also responsible for administering the equity incentive plan. During 2002, the compensation committee met three times and otherwise acted by unanimous written consent.

        The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Report of the Audit Committee

        The audit committee's role is to act on behalf of the board of directors in the oversight of all material aspects of our corporate financial reporting and our external audit, including, among other things, our internal control structure, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to engage, and to approve fee arrangements with, our independent auditors. The audit committee operates under a written charter adopted by the committee. A copy of the current charter is attached to this proxy statement as Appendix A.

        In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2002 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed the financial statements for fiscal 2002 with the independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61, including the auditors' judgments as to the quality, not just the acceptability, of UbiquiTel's accounting principles. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 and has discussed with the independent auditors their independence from management and UbiquiTel. Finally, the audit committee has considered whether the provision by the independent auditors of non-audit services to UbiquiTel during 2002 was compatible with maintaining the auditors' independence.

        The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audits of the financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the auditors are in fact "independent."

        PricewaterhouseCoopers LLP was engaged as our independent auditors on May 15, 2002, concurrent with our dismissal of Arthur Andersen LLP, to serve as our independent auditors for the fiscal year ending December 31, 2002. PricewaterhouseCoopers' report with respect to the year ended December 31, 2002 is in our Annual Report on Form 10-K for the year ended December 31, 2002 and in our 2002 annual report to shareholders. Arthur Andersen LLP was engaged as our independent auditors from the period of our inception (September 29, 1999) through the year ended December 31, 2001 and their audit report with respect to the year ended December 31, 2001 is also included in our Annual Report on Form 10-K for the year ended December 31, 2002 and in our 2002 annual report to shareholders, though such report of Arthur Andersen, as permitted by current Securities and Exchange Commission rules, was not reissued by it for inclusion in these reports. For further information regarding the dismissal of Arthur Andersen, see "—Relationship With Independent Auditors."

        In reliance on the reviews, discussions and representations referred to above, the audit committee recommended to the board of directors that the audited financial statements for fiscal 2002 be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission and in the 2002 annual report to shareholders.

Members of the audit committee Eve M. Trkla, Chair Matthew J. Boos Bruce E. Toll

EXECUTIVE COMPENSATION

        The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

Report of the Compensation Committee

        The compensation committee of the board of directors reviews and makes determinations regarding compensation provided to our executive officers, including stock compensation. In addition, the compensation committee reviews and makes recommendations on stock compensation arrangements for all of our employees. The compensation committee also administers our amended and restated 2000 equity incentive plan.

What is our policy regarding executive officer compensation?

        Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers. The key components of our compensation program are

  •
  base salary;

  •
  annual incentive bonus awards; and

  •
  equity participation in the form of stock options or other equity-based awards under our equity incentive plan.

        In arriving at specific levels of compensation for executive officers, the committee has relied on

  •
  the recommendations of management;

  •
  benchmarks provided by generally available compensation surveys; and

  •
  the experience of committee members and their knowledge of compensation paid by other similar wireless and personal communications services companies.

        The committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers also are entitled to customary benefits generally available to all our employees, including group medical, dental and life insurance and our 401(k) plan. We have severance arrangements with some of our executive officers to provide them with the employment security and severance deemed necessary by the committee to retain them.

What are the components of executive compensation?

        Base salary.    In addition to complying with the executive compensation policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for 2002 was based on the executive's duties and responsibilities, the performance of UbiquiTel, both financial and otherwise, and the success of the executive in developing and executing our personal communications services network development, sales and marketing, financing and strategic plans, as appropriate.

        Bonus.    Executive officers received cash bonuses for 2002 ranging from approximately 27% to 79% of base salary based on the degree of our achievement of our financial and other objectives and the degree of achievement by each such officer of his or her individual objectives as approved by the committee.

        Stock options and other equity-based awards.    Equity participation is a key component of our executive compensation program. Under our equity incentive plan, we are permitted to grant stock options as well as other equity-based awards such as stock appreciation rights, limited appreciation rights and restricted stock. To date, stock options have been the sole means of providing equity participation. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance shareholder value by aligning their financial interests with those of our shareholders. Stock options are intended to provide an effective incentive for management to create shareholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years. On May 2, 2002, the compensation committee approved the repricing of the exercise price to $4.00 per share of all stock options outstanding under our equity incentive plan with exercise prices over $4.00 per share. A total of 1,220,800 stock options were repriced at $4.00 per share, which was $2.14 per share above the May 2, 2002 closing sale price of $1.86 per share on the Nasdaq National Market. Therefore, after giving effect to the repricing, all of these stock options were still out of the money. All other terms and conditions of these stock options were unaffected by the repricing. See "—Report of the Compensation Committee on Repricing of Options" for further information about this repricing of stock options.

How is our chief executive officer compensated?

        The compensation committee annually reviews and recommends to the board the compensation of Donald A. Harris, our chief executive officer, in accordance with the terms of his employment agreement, as well as any variations in his compensation the committee feels are warranted. Mr. Harris, as a member of the board, abstains from all decisions of the board with regard to his compensation. The compensation committee believes that in the highly competitive wireless industry in which UbiquiTel operates, it is important that Mr. Harris receive compensation consistent with compensation received by chief executive officers of our competitors. Effective November 30, 2002, the company, upon the recommendation of the compensation committee and the ratification by the other disinterested members of the board of directors, entered into a new employment agreement with Mr. Harris due to the expiration of his existing employment agreement. See "—Employment Agreements" for a description of the material terms and conditions of Mr. Harris' new employment agreement.

How are we addressing Internal Revenue Code limits on deductibility of compensation?

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of the equity incentive plan) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee will review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2002 in excess of $1 million. To the extent that we are subject to the Section 162(m) limitation in the future, the effect of this limitation may be mitigated by our net operating losses, although the amount of any deduction disallowed under Section 162(m) could increase our alternative minimum tax by up to 2% of such disallowed amount. For information relating to our net operating losses, see our consolidated financial statements included in our 2002 annual report to shareholders.

Members of the compensation committee James E. Blake, Chair Robert A. Berlacher Peter Lucas Joseph N. Walter

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries, or had any employment relationship with us.

        During the last fiscal year, none of our executive officers served as:

  •
  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

  •
  a director of another entity one of whose executive officers served on our compensation committee; or

  •
  a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

Executive Officers

        The following table presents information with respect to our executive officers, as of April 4, 2003.

Name	Age	Position
Donald A. Harris	50	Chairman of the Board, President and Chief Executive Officer
Dean E. Russell	51	Chief Operating Officer
James J. Volk	39	Chief Financial Officer
Patricia E. Knese	44	Vice President, General Counsel and Secretary
Andrew W. Buffmire	56	Vice President—Business Development

        See "Nominees for Election as Directors" above for additional information concerning Mr. Harris.

        Dean E. Russell has been our Chief Operating Officer since November 1999. He is responsible for overseeing all of the functional areas of our operations including sales and marketing, network and field operations and human resources. Prior to joining us, Mr. Russell was part of the executive management team of Education Management Corporation from October 1997 to November 1999. He held various positions with Education Management Corporation including Director of Operations for the Art Institute of Fort Lauderdale and President of the Art Institute International at San Francisco. Previously, Mr. Russell was the General Sales Manager for Comcast Cellular Communications, Inc. in Atlantic City and Cape May County in New Jersey from October 1995 to October 1997. Prior to joining Comcast Cellular Communications, Inc., Mr. Russell served in the United States Army for 20 years before retiring as a Lieutenant Colonel. Mr. Russell has 29 years of leadership experience including hands on experience managing diverse operations. Mr. Russell holds a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, a Master of Education degree from the University of Georgia and a Master of Business Administration degree in International Business from Long Island University.

        James J. Volk joined us as Chief Financial Officer in July 2001 and is responsible for all of the company's financial activities. Prior to that, he served as Regional Vice President of Finance and CFO of Cingular Wireless' East Region since September 2000 where he was responsible for all financial aspects of the region which provided service to approximately 4 million customers. He previously served as Vice President of Finance and CFO of Cingular's Philadelphia market from August 1999 to September 2000. Mr. Volk joined Cingular as Director of International Finance in January 1995 where he was responsible for all financial aspects of the international wireless operations and business development of the Comcast Cellular Division. He also served from May 1998 to August 1999 as Director of Strategic Marketing Planning, where he was responsible for planning and analysis as well as business development for the Comcast Cellular Division. Mr. Volk is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Delaware and a Master of Business Administration degree from Villanova University.

        Patricia E. Knese joined us in November 2000 as Vice President and General Counsel, and in February 2001 she was appointed Secretary of the company. From May 1999 to November 2000, Ms. Knese served as Head Transactions and E-Health Counsel for Aetna U.S. Healthcare Inc., the Hartford, Connecticut-based health benefits company, and as General Counsel for InteliHealth Inc., an Aetna Internet subsidiary, where she was responsible for mergers and acquisitions, strategic relationships and investments, and licensing and other e-commerce related legal matters. Prior to joining Aetna, from September 1993 to April 1999 she was an attorney at Morgan, Lewis & Bockius LLP's Philadelphia office in the Business and Finance area of the firm, and served prior to that as a federal judicial clerk for a one-year term with the chief judge of the United States District Court for the District of Delaware. She also has management experience in the automotive industry, including seven years with Subaru of America, Inc., and three years with Chrysler Corporation's Philadelphia zone office. Ms. Knese holds a Bachelor of Science degree in Management/Marketing from Saint Joseph's University, a Master of Business Administration degree from Drexel University and a Juris Doctor degree, summa cum laude, from Temple University School of Law.

        Andrew W. Buffmire joined us in May 2000 as Vice President—Business Development. He is responsible for the development and negotiation of strategic business transactions. Prior to joining us, Mr. Buffmire was a Director in the Sprint PCS Affiliates Program. He joined Sprint PCS in January 1996 during its initial development stage. At Sprint PCS he led the state-related regulatory compliance, network infrastructure and interconnection negotiations for the market entry of Sprint PCS and provided legal counsel for various aspects of the network build-out. Before joining Sprint PCS, Mr. Buffmire was an attorney in private legal practice in Salt Lake City, Utah for 16 years, with the exception of two years (1985-1987), when he was the founder, general counsel and registered principal of an NASD-registered investment banking firm. Mr. Buffmire interned with the Commission of the European Economic Community (EU) in Brussels, Belgium. He has a Bachelor of Arts degree in International Relations from the University of Southern California, a Juris Doctor degree from the University of Utah and a Master of Laws degree from the London School of Economics and Political Science.

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four most highly compensated executive officers who served in such capacities as of December 31, 2002, collectively referred to below as the "named executive officers," for the years ended December 31, 2002, 2001 and 2000:

		Annual Compensation			Securities Underlying Option Awards (# of shares)(1)
Name and principal position						All other Compensation ($)
	Year	Salary($)		Bonus($)
Donald A. Harris Chairman, President and Chief Executive Officer	2002 2001 2000	221,308 210,000 201,154		174,921 396,546 —	— — —	5,500 4,961 2,112	(2) (2) (2)
Dean E. Russell Chief Operating Officer	2002 2001 2000	219,863 195,000 181,154		150,492 200,535 155,400	200,000 — 300,000	12,419 4,928 138,442	(3) (2) (4)
James J. Volk Chief Financial Officer	2002 2001 2000	165,000 76,154 —	(5)	130,350 76,901 —	100,000 200,000 —	3,342 2,094 —	(2) (2)
Patricia E. Knese Vice President and General Counsel	2002 2001 2000	177,231 160,000 18,462	(7)	79,200 113,697 10,000	100,000 — 75,000	19,348 2,445 554	(6) (2) (2)
Andrew W. Buffmire Vice President—Business Development	2002 2001 2000	156,000 153,692 95,192	(8)	41,886 32,239 23,733	— — 75,000	4,680 4,791 67,059	(2) (2) (9)

(1)
In June 2000, UbiquiTel granted Mr. Russell stock options to purchase up to 300,000 shares of common stock at an exercise price of $8.00 per share (which exercise price was reduced to $4.00 per share on May 2, 2002 as described under "—Report of the Compensation Committee on Repricing of Options"), vesting in four equal installments beginning on October 25, 2000 subject to earlier vesting upon a change of control, and in May 2002, UbiquiTel granted Mr. Russell stock options to purchase up to 200,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In July 2001, UbiquiTel granted Mr. Volk stock options to purchase up to 200,000 shares of common stock at an exercise price of $7.20 per share (which exercise price was reduced to $4.00 per share on May 2, 2002 as described under "—Report of the Compensation Committee on Repricing of Options"), vesting in four equal installments beginning on July 16, 2002 subject to earlier vesting upon a change of control, and in May 2002, UbiquiTel granted Mr. Volk stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In November 2000, UbiquiTel granted Ms. Knese stock options to purchase up to 75,000 shares of common stock at an exercise price of $5.938 per share (which exercise price was reduced to $4.00 per share on May 2, 2002 as described under "—Report of the Compensation Committee on Repricing of Options"), vesting in four equal installments beginning on November 20, 2001 subject to earlier vesting upon a change of control, and in May 2002, UbiquiTel granted Ms. Knese stock options to purchase up to 100,000 shares of common stock at an exercise price of $1.86 per share, vesting in four equal installments beginning on May 2, 2003 subject to earlier vesting upon a change of control. In June 2000, UbiquiTel granted Mr. Buffmire stock options to purchase up to 75,000 shares of common stock at an exercise price of $8.00 per share (which exercise price was reduced to $4.00 per share on May 2, 2002 as described under "—Report of the Compensation Committee on Repricing of Options"), vesting in four equal installments beginning on May 15, 2001 subject to earlier vesting upon a change of control.

(2)
Represents the amount contributed by UbiquiTel as a company match to the executive officer's 401(k) plan account.

(3)
Of such amount, $6,919 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $5,500 represents the amount contributed by UbiquiTel as a company match to Mr. Russell's 401(k) plan account.

(4)
Of such amount, $36,417 represents relocation expenses reimbursed on a gross basis to Mr. Russell, $100,000 represents amounts advanced to Mr. Russell for relocation expenses and $2,025 represents the amount contributed by UbiquiTel as a company match to Mr. Russell's 401(k) plan account.

(5)
Mr. Volk's annualized salary was $165,000 for 2001, and the amount shown represents salary paid during 2001 beginning on his hire date of July 16, 2001.

(6)
Of such amount, $7,446 represents a paid time off payout to Ms. Knese, $7,264 represents the value of a sales incentive trip and a gross up in salary to cover taxes paid in connection with the value of the trip and $4,638 represents the amount contributed by UbiquiTel as a company match to Ms. Knese's 401(k) plan account.

(7)
Ms. Knese's annualized salary was $160,000 for 2000, and the amount shown represents salary paid during 2000 beginning on her hire date of November 20, 2000.

(8)
Mr. Buffmire's annualized salary was $150,000 for 2000, and the amount shown represents salary paid during 2000 beginning on his hire date of May 15, 2000.

(9)
Of such amount, $65,501 represents relocation expenses reimbursed on a gross basis to Mr. Buffmire and $1,558 represents the amount contributed by UbiquiTel as a company match to Mr. Buffmire's 401(k) plan account.

Report of the Compensation Committee on Repricing of Options

        On May 2, 2002, the compensation committee of UbiquiTel's board of directors approved the repricing of the exercise price to $4.00 per share of all stock options outstanding held by then current employees and directors under the company's amended and restated 2000 equity incentive plan with exercise prices over $4.00 per share. A total of 1,220,800 stock options were repriced at $4.00 per share, which was $2.14 per share above the May 2, 2002 closing sale price of $1.86 per share on the Nasdaq National Market. Therefore, after giving effect to the repricing, all of these stock options were still out of the money. All other terms and conditions of these stock options were unaffected by the repricing. As a result of the repricing, UbiquiTel will have to apply variable accounting treatment for these options until exercised, forfeited or cancelled upon expiration.

        The compensation committee believed that this repricing was necessary because equity incentives constitute a significant component of the total compensation package of our key employees and play a substantial role in our ability to retain the services of these individuals who are essential to our long-term financial success. The compensation committee felt that our ability to retain the services of these individuals would be significantly impaired, unless their out-of-the-money options were repriced. The compensation committee also felt that the repricing was a means to further align the interests of these individuals with those of our shareholders.

        The following table provides certain information with respect to the repricing of these stock options held by our named executive officers. There have been no other option repricings since

June 2000 when UbiquiTel became a reporting company under Section 13(a) of the Securities Exchange Act of 1934.

10-Year Option Repricings

Name and Principle Position	Date of Repricing	Number of Securities Underlying Options Repriced	Market Price of Stock at Time of Repricing ($)	Exercise Price at Time of Repricing ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing
Dean E. Russell Chief Operating Officer	05/02/02	300,000	1.86	8.00	4.00	89 months
James J. Volk Chief Financial Officer	05/02/02	200,000	1.86	7.20	4.00	110 months
Patricia E. Knese Vice President and General Counsel	05/02/02	75,000	1.86	5.94	4.00	102 months
Andrew W. Buffmire Vice President—Business Development	05/02/02	75,000	1.86	8.00	4.00	96 months
Members of the compensation committee James E. Blake, Chair Robert A. Berlacher Peter Lucas Joseph N. Walter

Stock Option Grants

        The following table sets forth grants of stock options to acquire shares of UbiquiTel's common stock made during the year ended December 31, 2002 to the named executive officers. No stock appreciation rights were granted to these individuals during that year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)
Name		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($)/(Sh)	Expiration Date
					5%($)	10%($)
Donald A. Harris	—	—	—	—	—	—
Dean E. Russell	200,000	18.5%	1.86	5/2/12	233,949	592,872
James J. Volk	100,000	9.3%	1.86	5/2/12	116,974	296,436
Patricia E. Knese	100,000	9.3%	1.86	5/2/12	116,974	296,436
Andrew W. Buffmire	—	—	—	—	—	—

(1)
Subject to earlier vesting upon a change of control, the options vest annually in four equal installments beginning on May 2, 2003.

(2)
Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the option term. The amounts have been calculated based on the assumed appreciation rates shown in the table, assuming a per share market price equal to the market price on the date of grant. The actual value, if any, the named executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, if the executive were to sell the shares on the date of exercise, so there is no assurance that the value realized will be equal to or near the potential realizable value as calculated in this table.

Option Holdings

        The following table provides summary information regarding options held by each of our named executive officers as of December 31, 2002. No named executive officer exercised stock options during 2002.

	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald A. Harris	2,540,000	—	—	—
Dean E. Russell	450,000	350,000	—	—
James J. Volk	50,000	250,000	—	—
Patricia E. Knese	37,500	137,500	—	—
Andrew W. Buffmire	37,500	37,500	—	—

(1)
As of December 31, 2002, there were no unexercised in-the-money options, based on the closing sale price per share of UbiquiTel's common stock of $0.40 on December 31, 2002.

Employment Agreements

        In November 2002, we entered into a new employment agreement with Donald A. Harris, our Chairman of the Board, President and Chief Executive Officer, due to the expiration of the existing employment agreement between us. Mr. Harris' employment agreement is for a three-year term and provides for an annual base salary of $231,500, with a guaranteed minimum annual increase of 5%.

        If we terminate the employment of Mr. Harris without cause, within 30 days of termination (or such other date mutually agreed to) we must pay Mr. Harris a single lump sum payment in cash equal to one year's salary, plus all outstanding unreimbursed expenses. Following termination for a period of one year, we are required to maintain for Mr. Harris health, life insurance, long-term disability, dental and medical programs specified in the employment agreement. If we are required to make such payment within 24 months of a change of control (as defined in the employment agreement) or Mr. Harris is terminated without cause or terminates for good reason (each as defined in the employment agreement) due to, and within six months prior to, a change of control, Mr. Harris would be entitled to receive a lump sum cash payment (in lieu of any other payments), within 30 days of termination, equal to 2.99 times of Mr. Harris' annual gross salary and bonus for the year in which the change of control occurs or the immediately preceding year, whichever is higher. Mr. Harris would be entitled to health, life insurance, long-term disability, dental and medical program benefits for him and his family for the greater of 12 months or the remainder of the term as if his employment had not been terminated. Mr. Harris has agreed not to compete in the business of wireless telecommunications either directly or indirectly in our present and future markets during his employment. In addition, Mr. Harris has agreed not to disclose any of our confidential information and not to solicit any of our customers or employees during his employment and for a period of one year after his employment is terminated for any reason whatsoever.

        UbiquiTel entered into agreements with Dean E. Russell, our Chief Operating Officer, James J. Volk, our Chief Financial Officer, and Patricia E. Knese, our Vice President and General Counsel, upon their joining the company, to pay each of them one year's annual salary in the event of a change of control of the company in which the individual's employment is involuntarily terminated.

Benefit Plans

        Amended and Restated 2000 Equity Incentive Plan.    UbiquiTel's 2000 equity incentive plan was adopted by UbiquiTel's board of directors and shareholders. The purpose of the equity incentive plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in us. The compensation committee administers the plan and may grant stock options, which may be incentive stock options or nonqualified stock options that do not comply with Section 422 of the Internal Revenue Code, stock appreciation rights, restricted stock and other equity-based awards to eligible persons with such terms and conditions as are determined by the committee. Up to a maximum of 7,500,000 shares of common stock of UbiquiTel are issuable under the plan. Awards paid in cash are not counted against the number of shares that may be issued under the equity incentive plan. The committee may grant one or more types of awards in any combination to a particular participant in a particular year, with certain limitations. The equity incentive plan provides for all awards granted under the plan to become fully vested and, if applicable, exercisable upon a change in control. Subject to earlier termination by our board of directors, the equity incentive plan will remain in effect until all awards have been satisfied in stock or in cash or terminated under the terms of the equity incentive plan and all restrictions imposed on stock in connection with its issuance under the equity incentive plan have lapsed.

        401(k) Retirement Plan.    We have established a tax qualified employee savings and retirement plan. Employees may elect to contribute up to 15% of their annual compensation on a pre-tax basis, subject to applicable federal limitations. "Highly Compensated Employees," as defined in the retirement plan, are subject to certain other provisions regarding the amount of eligible contributions. Employee contributions may begin on the date of hire and are immediately vested. Currently, we do make matching contributions to the retirement plan, and may in the future make profit sharing contributions if and when UbiquiTel becomes profitable.

        Amended and Restated 2002 Employee Stock Purchase Plan.    UbiquiTel's employee stock purchase plan was adopted by UbiquiTel's board of directors and shareholders. The purpose of the plan is to provide an incentive for our employees to purchase our common stock and acquire a proprietary interest in us. A committee of officers designated by UbiquiTel's board of directors administers the plan, though the board of directors may directly administer the plan in any regard in lieu of the committee. The rights to purchase our common stock granted under the plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code. Up to 1,000,000 shares of our common stock are issuable under the plan. Under the terms of the plan, during any calendar year there were four quarterly offering periods beginning January 1st, April 1st, July 1st and October 1st, during which eligible employees could participate. The purchase price was the lower of 85% of fair market value of our common stock on the first business day of the offering period or 85% of the fair market value of our common stock on the last business day of the offering period. In October 2002, our board of directors approved amendments to the plan, which, among other items, authorized the suspension of the plan. The plan was suspended effective with the offering period beginning January 1, 2003.

Noncompetition Agreements

        In connection with the granting of any stock options or equity-based awards under our equity incentive plan to any of our employees, each employee is required to enter into a noncompetition agreement. These agreements provide that for so long as the employee works for us, and for a period of one year after the employee's termination for any reason, the employee may not disclose in any way any confidential information. The agreements also provide that for so long as the employee works for us and for a period of one year after the employee's termination for any reason, the employee is prohibited from:

  •
  engaging in the same business or in a similar capacity in our markets;

  •
  soliciting business in competition with us; and

  •
  hiring any of our employees or directly or indirectly causing any of our employees to leave their employment to work for another employer.

        In the event of a breach of the noncompetition agreement by an employee, we have the option to repurchase any and all shares held by the employee at the employee's exercise price. We also may pursue any other remedies provided by law or in equity.

Limitation on Liability and Indemnification Matters

        Our certificate of incorporation and bylaws limit the liability of directors and executive officers to the maximum extent permitted by Delaware law. The limitation on our directors' and executive officers' liability may not apply to liabilities arising under the federal securities laws. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and executive officers pursuant to our certificate of incorporation and bylaws, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2002 with respect to all of our equity compensation plans in effect as of December 31, 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(c)
Equity compensation plans approved by security holders
Amended and Restated 2000 Equity Incentive Plan	2,795,800	$2.56	4,689,200
Amended and Restated 2002 Employee Stock Purchase Plan	0	$0	684,617
1999 stock option grant to Donald A. Harris	2,540,000	$0.50	0
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	5,335,800		5,373,817

PERFORMANCE GRAPH

        The chart below compares the cumulative total shareholder return on UbiquiTel's common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) and the Nasdaq Telecommunications Index for the period commencing June 7, 2000 (the first day of trading of our common stock after our initial public offering) and ending December 31, 2002, assuming an investment of $100 and the reinvestment of any dividends.

        The base price for our common stock is the initial public offering price of $8.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG UBIQUITEL INC., THE NASDAQ STOCK MARKET (U.S.)
AND THE NASDAQ TELECOMMUNICATIONS INDEX

Cumulative Total Return

	6/7/00	12/31/00	12/31/01	12/31/02
UBIQUITEL INC.	$100.00	$68.75	$93.13	$5.00
NASDAQ STOCK MARKET (U.S.)	$100.00	$64.01	$50.80	$34.78
NASDAQ TELECOMMUNICATIONS	$100.00	$52.12	$27.58	$12.68

CERTAIN TRANSACTIONS

        Effective February 20, 2002, the board of directors approved an approximate $2.6 million short-term demand loan to Donald A. Harris, our chief executive officer. The loan was repaid in full on March 12, 2002 with accrued interest of approximately $7,000.

        On February 26, 2003, our wholly-owned subsidiary UbiquiTel Operating Company completed a private placement exchange of $48.2 million aggregate principal amount of its new 14% senior discount notes due May 15, 2010 and $9.6 million in cash for $192.7 million aggregate principal amount of its outstanding 14% senior subordinated discount notes due April 15, 2010. On February 14, 2003, we entered into a note purchase agreement with our directors Bruce E. Toll, Peter Lucas and Joseph N. Walter or their affiliates and nine other accredited investors in order to raise cash to primarily fund the cash portion of UbiquiTel Operating Company's exchange offer. Under the note purchase agreement, our directors or their affiliates and the other accredited investors have agreed to purchase from us, at our discretion, up to approximately $14,550,000 aggregate principal amount of UbiquiTel Operating Company's Series B senior discount notes due 2008 (the "Series B Notes") and detachable warrants to purchase up to 10,910,000 shares of our common stock at an exercise price of $0.01 per share, for aggregate consideration of $10,910,000. Thus far, we have sold to these investors approximately $13,900,000 aggregate principal amount of Series B Notes and warrants to purchase up to 10,428,974 shares of our common stock, for aggregate consideration of $10,428,974. Of these securities, our directors or their affiliates have purchased approximately $4,760,000 aggregate principal amount of Series B Notes and warrants to purchase up to 3,574,542 shares of our common stock, for aggregate consideration of $3,574,542. The balance of the Series B Notes and the warrants, together with the consideration payable by the investors to us for these securities, are being held in escrow pending the completion of further sales. The warrants sold and saleable to these directors or their affiliates are not exercisable and will not become exercisable at the exercise price of $0.01 per share unless we obtain shareholder approval of the issuance of the shares issuable upon exercise of the warrants in accordance with Nasdaq Marketplace Rule 4350(i)(1)(A) on or before September 30, 2003. We are seeking such shareholder approval at the annual meeting under "Proposal 2: Issuance of Shares of Common Stock Issuable Upon Exercise of the Director Warrants." If such shareholder approval is not obtained on or before September 30, 2003, the warrants sold on or before September 30, 2003 will become exercisable as of September 30, 2003 and any warrants sold thereafter will become exercisable on the sale date, in each case at an exercise price of $0.29 per share, which was equal to the fair market value of the common stock on the date that the note purchase agreement was entered into, rather than $0.01 per share, and the interest rate on the Series B Notes sold and saleable to the directors or their affiliates will be increased to 15% from 14% as of September 30, 2003 or if sold thereafter on the sale date.

PROPOSAL 2

ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE
UPON EXERCISE OF THE DIRECTOR WARRANTS

Overview

        On February 14, 2003, we entered into a note purchase agreement with our directors Bruce E. Toll, Peter Lucas and Joseph N. Walter or their affiliates and nine other accredited investors in order to raise cash to fund the cash portion of UbiquiTel Operating Company's debt-for-debt exchange offer as described under "Certain Transactions." On February 14, 2003, we entered into a note purchase agreement with our directors Bruce E. Toll, Peter Lucas and Joseph N. Walter or their affiliates and nine other accredited investors in order to raise cash to primarily fund the cash portion of UbiquiTel Operating Company's exchange offer. Under the note purchase agreement, our directors or their affiliates and the other accredited investors have agreed to purchase from us, at our discretion, up to approximately $14,550,000 aggregate principal amount of UbiquiTel Operating Company's Series B senior discount notes due 2008 (the "Series B Notes") and detachable warrants to purchase up to 10,910,000 shares of our common stock at an exercise price of $0.01 per share, for aggregate consideration of $10,910,000. Thus far, we have sold to these investors approximately $13,900,000 aggregate principal amount of Series B Notes and warrants to purchase up to 10,428,974 shares of our common stock, for aggregate consideration of $10,428,974. In particular, Messrs. Toll, Lucas and Walter or their affiliates have acquired warrants to purchase up to an aggregate of 3,574,542 shares of our common stock, and committed to acquire additional warrants to purchase up to an aggregate of 175,458 shares of our common stock. The balance of the Series B Notes and the warrants, together with the consideration payable by the investors to us for these securities, are being held in escrow pending the completion of further sales. We refer to the warrants that were and may be acquired by these directors or their affiliates as the "director warrants."

Shareholder Approval Requirement

        We are seeking shareholder approval for the issuance of the shares of our common stock that are issuable upon the exercise of the director warrants in accordance with Marketplace Rule 4350(i)(1)(A) of the Nasdaq Stock Market. This rule is applicable to us because our common stock is listed on the Nasdaq SmallCap Market. Rule 4350(i)(1)(A) requires shareholder approval "when a stock option or purchase plan is established or other arrangement made pursuant to which stock may be acquired by officers or directors," subject to certain exceptions, none of which are applicable to this transaction.

Key Terms of the Director Warrants

        The director warrants and the other detachable warrants sold and saleable by us under the note purchase agreement are identical in all respects, except that the director warrants are not exercisable and will not become exercisable at the exercise price of $0.01 per share unless we obtain shareholder approval of the issuance of the shares issuable upon exercise of the director warrants. The director warrants, like the other warrants, expire on December 31, 2008 and have anti-dilution protection which adjusts the exercise price in the event of stock dividends, stock splits, recapitalizations or similar transactions. We have agreed to register the shares of common stock issuable upon exercise of all the warrants under the Securities Act of 1933 for resale by the holders.

Consequences If Shareholder Approval is Not Obtained

        If we do not obtain shareholder approval at the annual meeting or at any other subsequent shareholders' meeting on or before September 30, 2003, the director warrants sold on or before September 30, 2003 will become exercisable as of September 30, 2003 and any director warrants sold thereafter will become exercisable on the sale date, in each case at an exercise price of $0.29 per share, which was equal to the fair market value of a share of our common stock on the date that the note purchase agreement was entered into, rather than $0.01 per share, and the interest rate on the Series B senior discount notes sold and saleable to the directors or their affiliates will be increased to 15% from 14% as of September 30, 2003 or if sold thereafter on the sale date.

Required Vote and Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of all shares casting votes, either in person or by proxy, at the annual meeting is required to approve this proposal.

        The board of directors (consisting of all disinterested members) unanimously recommends a vote "FOR" approval of this proposal.

PROPOSAL 3

AUTHORIZATION TO EFFECT A REVERSE STOCK SPLIT

Overview

        For various reasons described below, our board of directors believes that it may be desirable over the next twelve months following the annual meeting to effect a reverse stock split of all of the outstanding shares of our common stock. Although our board has not made a final decision at this time as to whether a reverse stock split is desirable, it has determined that it would be prudent, in terms of time and expense, to obtain shareholder approval at this annual meeting rather than at a special shareholders' meeting, so that the board would have the discretion to determine, as permitted under Section 242(c) of the Delaware General Corporation Law, if and when to effect a reverse stock split within the next twelve months following the annual meeting. In this regard, the board is asking shareholders to approve a proposal granting the board the sole discretion at any time before the first anniversary of this annual meeting to amend our certificate of incorporation, to effect a reverse stock split of all the outstanding shares of our common stock at a ratio ranging from one-to-two up to one-to-ten to be determined at the sole discretion of the board. The board believes that shareholder approval of this proposal will provide the board with maximum flexibility to react to then current market conditions and, therefore, is in the best interests of us and our shareholders.

        The form of amendment to our certificate of incorporation that the board would cause us to file with the Secretary of State of the State of Delaware to effect a reverse stock split is attached to this proxy statement as Appendix B. We refer to this form of amendment as the "reverse stock split amendment." By approving this proposal granting authorization to effect a reverse stock split, shareholders would be adopting this reverse stock split amendment.

        If the board elects to effect a reverse stock split following shareholder approval, the number of outstanding shares of our common stock would be reduced in accordance with the split ratio determined by the board within the limits set forth in this proposal, and ultimately set forth in the reverse stock split amendment to be filed with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split. Currently, we are authorized to issue up to 250,000,000 shares of capital stock, consisting of 10,000,000 shares of preferred stock and 240,000,000 shares of common stock. The reverse stock split amendment would not change the number of total authorized shares of our capital stock. Thus, immediately following a reverse stock split, the total number of shares of authorized capital stock would remain at 250,000,000, consisting of 10,000,000 shares of preferred stock and 240,000,000 shares of common stock. The par value of the preferred stock and common stock would remain unchanged at $0.001 and $0.0005 per share, respectively.

        In addition to the 81,590,534 shares of our common stock outstanding at April 4, 2003, as of April 4, 2003, the board has reserved up to 8,500,000 shares for issuance upon the exercise of options granted under our equity incentive plan and employee stock purchase plan, up to 2,540,000 shares for issuance upon the exercise of options granted in 1999 to our chief executive officer and up to 14,575,183 shares which may be issued upon exercise of outstanding warrants.

Reasons for a Reverse Stock Split

        The board believes that a reverse stock split may be desirable for a number of reasons. First, the board believes that a reverse stock split may allow us to maintain the listing of our common stock on the Nasdaq SmallCap Market. Second, the board believes that a reverse stock split could improve the marketability and liquidity of our common stock.

        The listing of our common stock was transferred from the Nasdaq National Market to the Nasdaq SmallCap Market effective November 1, 2002 because the closing bid price of the common stock had fallen below $1.00 for 30 consecutive trading days as of July 2002 and failed to regain compliance with the minimum bid price of $1.00 for 10 consecutive trading days prior to the transfer. By transferring to the Nasdaq SmallCap Market, we had until January 21, 2003 to satisfy the minimum closing bid price requirement, which we did not meet during such period. Nasdaq notified us in January 2003 that we have been provided an additional 180-day grace period, or until July 18, 2003, to regain compliance with the Nasdaq SmallCap Market's $1.00 minimum bid price per share requirement. Consequently, in order for us to maintain our listing on the Nasdaq SmallCap Market, the bid price of our common stock must close at $1.00 per share or more for a minimum of 10 consecutive trading days before July 18, 2003. If we are not able to regain compliance with the minimum closing bid price requirement by that date, Nasdaq has advised us that it will provide written notification to us that our common stock will be delisted, at which time we may appeal Nasdaq's determination to its listing qualifications panel. If our common stock is delisted from the Nasdaq SmallCap Market, we would be forced to list our common stock on the OTC Bulletin Board or some other quotation medium, depending upon our ability to meet the specific listing requirements of those quotation systems. If this happens, this would likely have a negative impact on the liquidity and price of our common stock and shareholders may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, our common stock. Furthermore, we will have even greater difficulty accessing the capital markets. Because Nasdaq recently revised its listing rules, we may be eligible for an additional 90-day grace period on July 18, 2003 if we meet specified listing requirements. However, we cannot presently determine whether we will be eligible for any additional grace period to comply with the bid price requirement or whether an extended grace period will be sufficient for us to regain compliance with the bid price requirement.

        The board expects that a reverse stock split will increase the market price of the common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing requirement. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of common stock outstanding after giving effect to the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain at or in excess of the $1.00 minimum price for a sustained period of time. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance. In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-reverse split share of common stock remains in excess of $1.00. Notwithstanding the foregoing, the board believes that the proposed reverse stock split, when implemented within the proposed reverse split ratio range, will result in the market price of the common stock rising to a level necessary to satisfy the $1.00 minimum bid price requirement.

        The board also believes that the increased market price of the common stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of the common stock and will encourage interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. For example, if our common stock is not listed on the Nasdaq SmallCap Market and the trading price of our common stock were to remain below $1.00 per share, trading in the common stock would also be subject to the requirements of certain rules promulgated under the

Securities Exchange Act of 1934 which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the common stock could further limit the market liquidity of the common stock and the ability of investors to trade the common stock.

        Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. The board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

        The board does not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934.

Board Discretion to Implement a Reverse Stock Split

        If shareholders grant authorization to effect a reverse stock split, a reverse stock split will be effected, if at all, only upon a determination by the board that a reverse stock split (in a ratio determined by the board within the limits set forth herein) is in the best interests of us and our shareholders at that time. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq SmallCap Market, existing and expected marketability and liquidity of the common stock, our performance and prospects, prevailing market conditions and the likely effect on the market price of our common stock. No further action on the part of our shareholders will be required to either effect or abandon the reverse stock split. Notwithstanding approval of the reverse stock split authorization proposal by our shareholders, the board, may, in its sole discretion, abandon the reverse stock split amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect a reverse stock split prior to the one year anniversary of this annual meeting, as permitted under Section 242(c) of the Delaware General Corporation Law. If a reverse stock split is not implemented prior to the one year anniversary of this annual meeting, the board's authority to implement one will terminate and shareholder approval again would be required prior to implementing any reverse stock split.

Effects of a Reverse Stock Split

        After the effective date of a reverse stock split, each shareholder will own a reduced number of shares of our common stock. However, a reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests, except to the extent that such a reverse stock split results in any of the shareholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by any reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 3% of the voting power of the outstanding shares of our common stock immediately prior to a reverse split would continue to hold 3% of the voting power of the outstanding shares of our common stock immediately after such a reverse stock split. The number of shareholders of record will not be affected by a reverse stock split, except to the extent that any shareholder holds only a fractional share interest and received cash for such interest after such reverse stock split.

        If implemented by the board following shareholder authorization to do so, a reverse stock split will increase the number of shareholders who own "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

        The following table reflects the approximate percentage reduction in the outstanding shares of common stock and the approximate number of shares of common stock that would be outstanding as a result of various reverse stock split ratios within the authorized range based on 81,590,534 shares of our common stock outstanding as of April 4, 2003, without accounting for fractional shares which will be disposed of in the manner described under "—Fractional Share Procedures":

Proposed Reverse Stock Split	Percentage Reduction	Approximate Number of Shares to be Outstanding
1 for 2	50.0%	40,795,267
1 for 3	66.7%	27,196,844
1 for 4	75.0%	20,397,633
1 for 5	80.0%	16,318,106
1 for 6	83.3%	13,598,422
1 for 7	85.7%	11,655,790
1 for 8	87.5%	10,198,816
1 for 9	88.9%	9,065,614
1 for 10	90.0%	8,159,053

        Although a reverse stock split will not affect the rights of shareholders or any shareholder's proportionate equity interest in us (subject to the treatment of fractional shares), the number of authorized shares of our common stock will not be reduced. This will increase significantly the ability of the board to issue authorized and unissued shares without further shareholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share, if any, and book value per share, as well as stock ownership and voting rights, of the outstanding post-reverse split shares of common stock. The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile take-over bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation.

        A reverse stock split will reduce the number of shares of our common stock available for issuance under our equity incentive plan and employee stock purchase plan, in proportion to the reverse stock split ratio selected by the board within the limits set forth in this proposal. There are also certain outstanding options and warrants to purchase shares of common stock. Under the terms of these options and warrants (including those described in Proposal 2), a proposed reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of such options and warrants in proportion to the reverse stock split ratio and will effect a proportionate increase in the exercise price of such options and warrants. None of the rights (including voting) currently accruing to holders of our common stock, options or warrants would be affected by the reverse stock split. For example, each post-reverse split share of our common stock will entitle the holder thereof to one vote per share and will otherwise be identical to the pre-reverse split shares of our common stock.

        Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. A reverse stock split will not affect the registration of our common stock under the Exchange Act.

Effective Date of a Reverse Stock Split; Exchange of Stock Certificates

        A reverse stock split would become effective as of 5:00 p.m., Eastern time, on the date of filing of the reverse stock split amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of our shareholders, into a reduced whole number of new shares of common stock in accordance with the reverse stock split ratio determined by the board within the limits set forth in this proposal.

        As soon as practicable after the effective date, shareholders will be notified that the reverse stock split has been effected. Our transfer agent American Stock Transfer & Trust Company will act as exchange agent for purposes of implementing the exchange of stock certificates. Such person is referred to as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Fractional Share Procedures

        As described above, no fractional shares, or certificates representing such fractional interests, will be issued in a reverse stock split. With respect to any shareholder who would have received fractional interests in a reverse stock split, the fractional interests otherwise issuable to such shareholder in a reverse stock split will be covered by an arrangement to be implemented by us in accordance with Section 155 of the Delaware General Corporation Law. We refer to these procedures as the "fractional share procedures." Section 155 of the Delaware General Corporation Law specifies alternative procedures that may be used by a corporation that elects not to issue fractional shares. Under the fractional share procedures, as more fully described below, all fractional interests will be "bundled" and sold by an independent agent to be retained by us. The independent agent will be an entity having experience in the bundling and sale of such interests that is not an affiliate of us.

        After the effective date of a reverse stock split, we will deposit with the independent agent that number of post-reverse split common stock as is equal to the aggregate number of fractional interests, rounded upwards to the next whole number. The independent agent will use its commercially reasonable efforts to sell such shares in brokers' transactions at the highest prevailing market prices it is able to obtain, and will remit to each such holder, upon receipt by the exchange agent of the above described letter of transmittal, its pro rata share in cash of the aggregate proceeds received therefor, based on such holder's fractional interest compared to the fractional interests of all holders, net of brokerage commissions. We will not make any payment to holders in respect of fractional interests. We will not determine or influence the bid or sale price for such shares. We will pay the independent agent a flat fee to cover the costs of the fractional share procedures. No action will be required by any shareholder with respect to any of the foregoing procedures.

        No assurance can be given that there will be a market for such bundled shares, that the independent agent will be successful in marketing and selling such shares on behalf of the holders thereof, or that the consideration, if any, received by such holder in exchange for its fractional interest, will be equal to the corresponding percentage of post-reverse split shares of common stock represented by such fractional interest at prevailing market prices.

Accounting Consequences

        The par value per share of our common stock would remain unchanged at $0.0005 per share after a reverse stock split. As a result, on the effective date of a reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the reverse stock split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income (loss) and net book value will be increased because there will be fewer shares of common stock outstanding. It is not anticipated that any other accounting consequences would arise as a result of a reverse stock split.

Appraisal Rights

        If a reverse stock split is effected, no appraisal rights are available under the Delaware General Corporation Law or under our certificate of incorporation or bylaws to any shareholder who votes against this proposal.

Certain Material Federal Income Tax Consequences

        The following is a summary of important tax considerations of a reverse stock split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address any tax considerations of the reverse stock split under state, local or foreign law. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of a reverse split.

        Accordingly, shareholders are urged and expected to consult their tax advisors as to the particular consequences to them of a reverse stock split.

        Any reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming a reverse stock split qualifies as a reorganization, a shareholder generally will not recognize gain or loss on such a reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

        A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

        No gain or loss will be recognized by us as a result of a reverse stock split.

Required Vote and Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting is required to approve the proposal granting authorization to effect a reverse stock split. As a result, abstentions and broker non-votes will have the same effect as negative votes. In the absence of instructions to the contrary, proxies covering the common stock will be voted for this proposal.

        The board of directors unanimously recommends a vote "FOR" approval of this proposal.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        The firm of PricewaterhouseCoopers LLP ("PwC"), independent auditors, audited our financial statements for the year ended December 31, 2002. UbiquiTel has had no disagreements with PwC on accounting and financial disclosures. PwC's work on our audit for 2002 was performed by full time, permanent employees and partners of PwC. PwC has been reappointed to serve as our independent auditors for 2003.

        On May 15, 2002, upon the recommendation of the audit committee of the board of directors of UbiquiTel, the board of directors approved the dismissal of Arthur Andersen LLP ("Andersen") as our independent public accountants and the appointment of PwC to serve as our independent public accountants for the fiscal year ending December 31, 2002. Andersen's reports on our consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2001 and 2000 and through the date of Andersen's dismissal as our independent public accountants on May 15, 2002, there were no disagreements between Andersen and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements for such years. There were no reportable events as listed in Item 304 (a)(1)(v) of Regulation S-K.

        UbiquiTel provided Andersen with a copy of the foregoing statements in May 2002 and filed as Exhibit 16 to its Current Report on Form 8-K dated May 15, 2002 a copy of Andersen's letter, dated May 15, 2002, stating its agreement with such statements.

        During the fiscal years ended December 31, 2001 and 2000 and through the date of PwC's appointment as our independent public accountants on May 15, 2002, we did not consult with PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

        One or more representatives of PwC are expected to attend the annual meeting and be available to respond to appropriate shareholder questions and to make a statement if they so desire.

FEES PAID TO OUR INDEPENDENT AUDITORS

        The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent auditors for services rendered to us for each of the years ended December 31, 2002 and 2001.

Audit Fees

        The aggregate fees billed by PwC for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2002 and our Quarterly Reports on Form 10-Q/A for the fiscal quarters ended March 31 and June 30, 2002 were approximately $262,000. The aggregate fees billed by Andersen for professional services rendered for the review of the financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 were $22,500.

        The aggregate fees billed by Andersen for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the year 2001 were approximately $396,000.

Audit-Related Fees

        PwC billed approximately $16,000 for audit-related fees for professional services rendered to us for the audit of the UbiquiTel 401(k) retirement plan for the year ended December 31, 2002.

Tax Fees

        PwC billed approximately $571,000 in tax fees for professional services rendered to us for tax compliance related to 2002 and 2001 corporate income tax returns, 2002 and 2001 property tax filings and 2002 sales and use tax research, as well as tax consulting related to the acquisition of VIA Wireless LLC, the employee stock purchase plan and capital stock taxes during the year ended December 31, 2002.

        Andersen billed approximately $247,000 in tax fees for professional services rendered to us related to 2002 and 2001 state and local tax consulting and compliance, 2002 property tax filings and tax consulting related to the acquisition of VIA Wireless LLC during the year ended December 31, 2002.

        Andersen billed approximately $220,000 in tax fees for professional services rendered for tax compliance, tax advice and tax planning and reporting for the year ended December 31, 2001.

All Other Fees

        The aggregate of fees billed by Andersen for services rendered to us, other than the services described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees" for the year ended December 31, 2001 were approximately $179,000 in connection with audit-related fees for securities filings relating to our acquisition of VIA Wireless LLC and approximately $370,000 in fees for professional services rendered to us for information technology services relating to financial information systems implementation.

MISCELLANEOUS

Section 16 Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16 reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2002.

Annual Report on Form 10-K

        We have mailed copies of our 2002 annual report to shareholders with this proxy statement to holders of shares of our common stock as of the record date. We will provide without charge, to each holder of shares of common stock as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the written request of any such holder addressed to Investor Relations at UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, Pennsylvania 19428.

SHAREHOLDER PROPOSALS

        Under Securities and Exchange Commission rules, a shareholder who intends to present a proposal at the 2004 annual meeting of UbiquiTel shareholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the secretary of UbiquiTel, at the address referenced above, no later than December 26, 2003.

        Shareholders who do not wish to follow the Securities and Exchange Commission rules in proposing a matter for action at the 2004 annual meeting must notify UbiquiTel in writing of the information required by UbiquiTel's bylaws dealing with shareholder proposals. The notice must be delivered to UbiquiTel's secretary between February 9, 2004 and March 10, 2004. You can obtain a copy of UbiquiTel's bylaws by writing UbiquiTel's secretary at the address referenced above.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement.

APPENDIX A

UBIQUITEL INC.
AMENDED AUDIT COMMITTEE CHARTER
(as amended effective January 8, 2003)

PURPOSE

        The purpose of the Audit Committee (the "Committee") shall be as follows:

1.
To oversee the accounting and financial reporting processes and audits of the financial statements of the Company.

2.
To provide assistance to the Board of Directors with respect to its oversight of:

  •
  The integrity of the Company's financial statements;

  •
  The Company's compliance with legal and regulatory requirements;

  •
  The independent auditor's qualifications and independence; and

  •
  The performance of the Company's internal audit function and independent auditors.

3.
To prepare the report that SEC rules require be included in the Company's annual proxy statement.

COMPOSITION AND QUALIFICATIONS

1.
The Committee will consist of not less than three (3) directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the NASDAQ Stock Market ("Nasdaq") and the Sarbanes-Oxley Act of 2002. One of the members shall be appointed Committee Chairperson by the full Board of Directors.

2.
All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a "financial expert" under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

3.
Under exceptional and limited circumstances, however, one director, who is not independent as defined in the rules and regulations of Nasdaq, and who is not a current employee or an immediate family member of an employee of the Company, may serve as a member of the Committee, provided that:

  •
  the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders,

  •
  the Company complies with all other requirements of the rules and regulations of Nasdaq with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time to time,

  •
  no such person may serve as the Chairperson of the Committee, and

  •
  no such person may serve on the Committee for more than two years.

APPOINTMENT AND REMOVAL

        The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

GENERAL RESPONSIBILITIES

1.
The Committee provides open avenues of communication among the internal auditors, the independent accountant and the Board of Directors.

2.
The Committee must report Committee actions to the full Board of Directors and may make appropriate recommendations.

3.
The Committee has the power to conduct or authorize investigations into matters within its scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.
The Committee will do whatever else the law, the Company's charter or bylaws or the Board of Directors require.

MEETINGS

1.
The Committee will meet at least four times each year, more frequently if circumstances make that preferable. The Chairman of the Board, the Committee Chairperson or any member of the Committee may call meetings of the Committee whenever he or she thinks there is a need. A Committee member should not vote on any matter in which he or she is not independent. All meetings of the Committee may be held telephonically.

2.
As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or any of the members of management or the auditors believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company's financial statements in a manner consistent with that outlined in this Charter.

3.
All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of the management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee is authorized to receive all pertinent information from management. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

SPECIFIC DUTIES

        The Committee shall carry out the duties and responsibilities set forth below. In carrying out its oversight responsibilities, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking the Board's approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

Documents/Reports Review

1.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. This should be done in compliance with applicable Nasdaq audit committee requirements.

2.
Discuss with management and the independent auditors prior to public dissemination the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

3.
Discuss with management and the independent auditors prior to the Company's filing of any quarterly or annual report (i) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (ii) the existence of any material weaknesses in the Company's internal controls; and (iii) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

4.
Discuss with management and the independent auditors the Company's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

5.
Discuss with management and the independent auditors the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

1.
Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

2.
Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

3.
Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

4.
Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors, other than "prohibited nonauditing services," as may be specified in the Sarbanes-Oxley Act or applicable laws or regulations.

5.
Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

  •
  At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the Company;

  •
  Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

    •
    Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

    •
    Obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Financial Reporting Process

1.
Review with the Company's management, internal audit personnel and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

2.
Review with the Company's management, internal audit personnel and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements; and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations". Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

3.
Review with the Company's management, internal audit personnel and independent accountants analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor.

4.
Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5.
Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

6.
Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chairperson and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing the applicable Form 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7.
At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

  •
  The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    •
    Results of the audit of the financial statements and the related report thereon and, if applicable, a report on any significant changes during the year in accounting principles and their application.

    •
    Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    •
    Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended, modified or supplemented, relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended, modified or supplemented, and that they concur with management's representation concerning audit adjustments.

    •
    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8.
After preparation by management and review by internal audit personnel and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The Committee's Amended Charter is to be published as an appendix to the proxy statement every three years.

9.
Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10.
Meet with management, internal audit personnel and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material' or "serious'. The Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, and (iii) any "management" or "internal control" letter or "letter of comments and recommendations" issued, or proposed to be issued, by the independent auditor to the Company. The Committee should review responses of management to any management or internal control letter or letter of comments and recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11.
Review the appointment and replacement of the senior internal audit executive, responsibilities, budget and staffing of the Company's internal audit function.

12.
Review with management, internal audit personnel and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13.
As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of Nasdaq, Statements of Auditing Standards and other accounting, legal and regulatory provisions.

14.
Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Legal Compliance/General

1.
Review periodically, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

2.
Discuss with management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

3.
Set clear hiring policies for employees or former employees of the independent auditors. No public accounting firm may provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

4.
Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

1.
Prepare all reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

2.
Report regularly to the full Board of Directors. In this regard, the Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

3.
The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such report.

4.
Maintain minutes or other records of meetings and activities of the Committee.

COMPENSATION

        No member of the Committee shall receive compensation other than (1) director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

LIMITATION OF AUDIT COMMITTEE'S ROLE

1.
In discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

2.
While the Audit Committee has the responsibilities and powers set forth in this Amended Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
OF
UBIQUITEL INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

        The undersigned, Patricia E. Knese, being the Secretary, of UBIQUITEL INC., a Delaware corporation (the "Corporation"), does hereby certify that:

        1.    Article IV of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is hereby amended by inserting the following new Section 3 at the end of said Article:

  "3.
  Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all shares of Common Stock of the Corporation that are either issued or outstanding or held as treasury shares (collectively "Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each [    ] (    ) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one (1) share of issued and outstanding Common Stock ("New Common Stock"). No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of New Common Stock shall be entitled to receive cash for such holder's fractional shares based upon an arrangement to be implemented by the Corporation in accordance with Section 155(1) of the Delaware General Corporation Law.

    The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock. For all options and warrants issued by the Corporation which are outstanding on the Effective Date, the number of shares into which they are exercisable shall be accordingly reduced and the per share exercise price therefore shall be accordingly increased to account for the Reverse Split.

    From and after the Effective Date, the term "New Common Stock" as used in this Article IV shall mean Common Stock as provided in the Amended and Restated Certificate of Incorporation, as amended.

        2.    The amendment of the Amended and Restated Certificate of Incorporation, as amended, set forth herein was duly adopted by resolution of the Corporation's Board of Directors, and was duly adopted by the stockholders of the Corporation holding a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders of the Corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, on May 16, 2003.

        3.    Said amendment of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

B-1

        IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, of UBIQUITEL INC. on this            day of                        , 200            , and does hereby affirm, under the penalties of perjury, that this instrument is the act and deed of said corporation and the statements stated herein are true.

UBIQUITEL INC.
By:
Name: Patricia E. Knese Title: Secretary

B-2

FORM OF PROXY

UBIQUITEL INC.
PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
May 16, 2003

        The undersigned shareholder(s) of UbiquiTel Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Donald A. Harris, Dean E. Russell, James J. Volk and Patricia E. Knese, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders of the Company to be held on May 16, 2003, at 9:00 a.m., local time, at the Company's corporate offices at One West Elm Street, Conshohocken, Pennsylvania, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

1.
To elect the following nominees as Class III directors, each for a three-year term ending in 2006: Donald A. Harris, Robert A. Berlacher and Joseph N. Walter.

☐	FOR the nominees above (except as marked below)	☐	WITHHELD for all nominees above

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

2.
To approve the issuance of the shares of common stock of the Company that are issuable upon the exercise of warrants at an exercise price of $0.01 per share that were and may be acquired by three of the Company's directors or their affiliates in a series of related private placements.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
To grant the board of directors of the Company the sole discretion until the first anniversary of the annual meeting to amend the Company's certificate of incorporation to effect a reverse stock split of all of the outstanding shares of common stock, at a ratio ranging from one-to-two up to one-to-ten to be determined in the sole discretion of the board of directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
To transact any other business as may properly be brought before the annual meeting.

        This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSAL 2 AND PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

        Receipt of the Notice of 2003 Annual Meeting of Shareholders and accompanying Proxy Statement, together with the Annual Report is hereby acknowledged.

        IMPORTANT—PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE:    Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

Signature(s)	Date , 2003

Signature(s)	Date , 2003

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ABOUT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1 ELECTION OF CLASS III DIRECTORS
OUR BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG UBIQUITEL INC., THE NASDAQ STOCK MARKET (U.S.) AND THE NASDAQ TELECOMMUNICATIONS INDEX
Cumulative Total Return
CERTAIN TRANSACTIONS
PROPOSAL 2 ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE DIRECTOR WARRANTS
PROPOSAL 3 AUTHORIZATION TO EFFECT A REVERSE STOCK SPLIT
RELATIONSHIP WITH INDEPENDENT AUDITORS
FEES PAID TO OUR INDEPENDENT AUDITORS
MISCELLANEOUS
SHAREHOLDER PROPOSALS
OTHER MATTERS
UBIQUITEL INC. AMENDED AUDIT COMMITTEE CHARTER (as amended effective January 8, 2003)
CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF UBIQUITEL INC. (Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
FORM OF PROXY UBIQUITEL INC. PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS May 16, 2003
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.